Exhibit (g)(4)

FORM OF APPENDIX B

as revised [_____, 2021]

CUSTODY AGREEMENT

The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated November 28, 2006, with UMB Bank, n.a. ("Custodian") and CONESTOGA FUNDS, and agree to be bound by all the terms and conditions contained in said Agreement:

Conestoga Small Cap Fund

Conestoga SMid Cap Fund

Conestoga Mid Cap Fund

CONESTOGA FUNDS

Attest:	By:

Name:

Title:

Date:

UMB BANK, N.A.

Attest:	By:

	Name:	Bart L. Woodson

	Title:	Vice President

Date: